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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 28, 2000

                             PRICE ENTERPRISES, INC.
             (Exact Name Of Registrant As Specified In Its Charter)


       MARYLAND                       0-20449                 33-0628740
(State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
of Incorporation)                                         Identification No.)



17140 BERNARDO CENTER DRIVE, #300
      SAN DIEGO, CALIFORNIA                                      92128
(Address of Principal Executive Offices)                       (Zip Code)


                                 (858) 675-9400
              (Registrant's telephone number, including area code)






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This Current Report on Form 8-K is filed by Price Enterprises, Inc., a
Maryland corporation, and its subsidiaries (the "Company") in connection with the matters described herein.

ITEM 5.           OTHER EVENTS

On June 28, 2000, the Company borrowed $121,375,000 from GMAC Commercial Mortgage Corporation (the "Loan"). The Loan is secured by five retail properties located in: Westbury, NY; Signal Hill, CA; Philadelphia, PA; Wayne, NY; and Roseville, CA. The Loan bears interest at LIBOR plus 0.98% and is due on June 28, 2004. Proceeds of the loan were used to repay outstanding amounts on the Company's existing revolving credit facility which was subsequently reduced from $125,000,000 of total availability to $75,000,000 of total availability. In connection with the reduction in the credit facility, the Company wrote-off loan fees of approximately $300,000.

The Loan was obtained pursuant to a Loan Agreement between the Company and GMAC, which is incorporated by reference into this Form 8-K as Exhibit 10.1.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  (a)      Financial statements: not applicable

                  (b)      Pro Forma Financial Information: (see exhibit 99.1)

                  (c)      Exhibits: (see index)




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:             July 24, 2000                PRICE ENTERPRISES, INC.

                                               By: /s/ James Y. Nakagawa
                                                   ---------------------------
                                                       James Y. Nakagawa
                                                       Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBIT NO.


10.1 Loan Agreement dated June 28, 2000 between Price Owner LLC and GMAC Commercial Mortgage Corporation, including form of Promissory Note, Mortgage and Security Agreement, Assignment of Leases and Rents, Guaranty of Recourse Obligations and Environmental Indemnity Agreement.

99.1 Unaudited Pro Forma Condensed Consolidated Statements of Operations and Balance Sheet of Price Enterprises, Inc. as of and for the three months ended March 31, 2000, and for the year ended December 31, 1999.


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